EXHIBIT 23(a)

To the Board of Directors
Indian River Banking Company
Vero Beach, Florida

We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-36688) of our report, dated February 4, 2000, except for Note 22 as to which the date is March 31, 2000, relating to the consolidated financial statements of Indian River Banking Company and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ McGladrey & Pullen LLC

Fort Lauderdale, Florida
July 12, 2000